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                                  EXHIBIT 25



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X

                      _________________________________

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                      (I.R.S. employer
                                                    identification number)

1 Bank One Plaza, Chicago, Illinois                       60670-0126
(Address of principal executive offices)                  (Zip Code)


                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
                    Attn: Steven M. Wagner, (312) 407-1819
           (Name, address and telephone number of agent for service)


                               _________________
                              CWABS MASTER TRUST
              (Exact name of obligor as specified in its charter)


          Delaware                                      Applied For
(State or other jurisdiction of                      (I.R.S. employer
 incorporation or organization)                    identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                        19890-0001
(Address of principal executive offices)                    (Zip Code)



         Revolving Home Equity Loan Asset Backed Notes, Series 2001-A
                        (Title of Indenture Securities)

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Item 1.     General Information.  Furnish the following
            information as to the trustee:

            (a)      Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

            (b)      Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6.  The consent of the trustee required by
                Section 321(b) of the Act.


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            7.  A copy of the latest report of condition of the
                trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.


            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th day of February, 2001.


                   Bank One, National Association,
                   Trustee

                      By   /s/ Steven M. Wagner
                           Steven M. Wagner
                           First Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).



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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                              February 8, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                           By:      /s/ Steven M. Wagner
                                    Steven M. Wagner
                                    First Vice President


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                                                          EXHIBIT 7

Legal Title of Bank:                Bank One, NA                       Call Date: 09/30/00  ST-BK:  17-1630 FFIEC 031
Address:                            1 Bank One Plaza, Ste 0303                                              Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                      Dollar Amounts in thousands        C400
                                                      RCFD     BIL MIL THOU                                                -----
                                                      ----     ------------



ASSETS

1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                              RCFD
                                                                                        ----
    a. Noninterest-bearing balances and currency and coin(1)                            0081        4,909,175         1.a
    b. Interest-bearing balances(2)........................................             0071        9,456,424         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                        1754                0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)........             1773        9,538,301         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                              1350        9,181,125         3.
4.  Loans and lease financing receivables:
5.  a. Loans and leases, net of unearned income (from Schedule                          RCFD
                                                                                        ----
    RC-C)..................................................................             2122       57,440,802         4.a
    b. LESS: Allowance for loan and lease losses...........................             3123          984,209         4.b
    c. LESS: Allocated transfer risk reserve...............................             3128                0         4.c

    d. Loans and leases, net of unearned income, allowance, and                         RCFD
                                                                                        ----
       reserve (item 4.a minus 4.b and 4.c)................................             2125       56,456,593         4.d
5.       Trading assets (from Schedule RD-D)...............................             3545        3,648,812         5.
6.       Premises and fixed assets (including capitalized leases)                       2145          587,051         6.
7.       Other real estate owned (from Schedule RC-M)                                   2150            1,798         7.
8.       Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).........................................             2130          426,504         8.
9.       Customers' liability to this bank on acceptances outstanding                   2155          458,892         9.
10.      Intangible assets (from Schedule RC-M)............................             2143          207,832        10.
11.      Other assets (from Schedule RC-F).................................             2160        3,247,525        11.
12.      Total assets (sum of items 1 through 11)..........................             2170       98,120,032        12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

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Legal Title of Bank:       Bank One, NA                       Call Date:  09/30/00 ST-BK:  17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                            Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Schedule RC-Continued
                                                                                                 Dollar Amounts in
                                                                                                   Thousands
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                            RCON
                                                                                        ----
       from Schedule RC-E, part 1).........................................             2200       25,738,075        13.a
       (1) Noninterest-bearing(1)..........................................             6631       10,584,200        13.a1
       (2) Interest-bearing................................................             6636       15,153,875        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                         RCFN
                                                                                        ----
       IBFs (from Schedule RC-E, part II)..................................             2200       31,520,969        13.b
       (1) Noninterest bearing.............................................             6631          465,521        13.b1
       (2) Interest-bearing................................................             6636       31,055,448        13.b2

14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                               RCFD   2800        3,226,453        14
15. a. Demand notes issued to the U.S. Treasury ...........................      RCON   2840          572,166        15.a
    b. Trading Liabilities(from Schedule RC-D).............................      RCFD   3548        3,356,051        15.b
16. Other borrowed money:                                                               RCFD
                                                                                        ----
    a. With original maturity of one year or less..........................             2332       17,661,460        16.a
    b. With original  maturity of more than one year.......................             A547        2,903,834        16.b
    c.  With original maturity of more than three years....................             A548        1,776,624        16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                             2920          458,892        18.
19. Subordinated notes and debentures......................................             3200        2,800,000        19.
20. Other liabilities (from Schedule RC-G).................................             2930        2,354,330        20.
21. Total liabilities (sum of items 13 through 20).........................             2948       92,368,854        21.
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus..........................             3838                0        23.
24. Common stock...........................................................             3230          200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                            3839        3,660,673        25.
26. a. Undivided profits and capital reserves..............................             3632        1,953,506        16.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..........................................................             8434          (63,547)       26.b
    c. Accumulated net gains (losses) on cash flow hedges..................             4336                0        26.c
27. Cumulative foreign currency translation adjustments                                 3284             (312)       27.
28. Total equity capital (sum of items 23 through 27)                                   3210        5,751,178        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..................................             3300       98,120,032        29.


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Memorandum

To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the                N/A           Number
     bank by independent external auditors as of any date during 1996 .................... RCFD 6724         M.1.
1 =  Independent audit of the bank conducted in accordance                      4 =  Directors' examination of the bank
     with generally accepted auditing standards by a certifie                        performed by other external auditor (may
     public accounting firm which submits a report on the bank                       be required by state chartering authority)
2 =  Independent audit of the bank's parent holding company                     5 =  Review of the bank's financial statements by
     conducted in accordance with generally accepted auditing                        external auditors
     standards by a certified public accounting firm which                      6 =  Compilation of the bank's financial statement
     submits a report on the consolidated holding company                            by external auditors
     (but not on the bank separately)                                           7 =  Other audit procedures (excluding tax
3 =  Directors' examination of the bank conducted in                                 preparation work)
     accordance with generally accepted auditing standards by a certified       8 =  No external audit work
     public accounting firm (may be required by state chartering authority)




----------------------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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